UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 23, 2020
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On September 23, 2020 (the “Closing Date”), Sinclair Broadcast Group, Inc.’s (the “Company”) and Diamond Sports Group, LLC’s (“DSG”) indirect subsidiary, Diamond Sports Finance SPV, LLC (“Diamond SPV”), entered into a $250 million accounts receivable securitization facility (the “A/R Facility”) with a three year term, in order to enable DSG to raise incremental, low cost funding for the ongoing business needs of DSG and its subsidiaries.

The A/R Facility was entered into pursuant to the following agreements, among others: (1) a Loan and Security Agreement, dated as of the Closing Date (the “Loan Agreement”), among Diamond SPV, as borrower, the persons from time to time party thereto, as lenders (the “Lenders”), Fox Sports Net, LLC, a wholly-owned indirect subsidiary of DSG, as initial servicer (the “Servicer”), Credit Suisse AG, New York Branch (“Credit Suisse”), as administrative agent and Wilmington Trust, National Association, as collateral agent, paying agent and account bank, pursuant to which the Lenders will provide certain loans up to a principal amount of $250 million, which loans will be secured by certain accounts receivable (“Pool Receivables”) purchased by Diamond SPV pursuant to the Purchase Agreement (as defined below); (2) a Purchase and Sale Agreement, dated as of the Closing Date (the “Purchase Agreement”), among the Servicer, certain indirect wholly owned subsidiaries of DSG identified therein as originators (the “Originators”) and Diamond SPV as purchaser, pursuant to which the Originators will sell certain accounts receivable to Diamond SPV and the Servicer will service such accounts receivable; and (3) a Performance Guaranty by the Servicer in favor of Credit Suisse (the “Guaranty” and, collectively with the Loan Agreement and Purchase Agreement, the “Agreements”).

The maximum funding availability under the A/R Facility as of the Closing Date is $250 million, subject to borrowing base and certain other restrictions. The amount of actual availability under the A/R Facility is subject to change based on the level of eligible receivables sold by the Originators to Diamond SPV and certain reserves. Availability is further subject to changes in the credit ratings of the Originators’ customers, customer concentration levels, and certain characteristics of the accounts receivable being transferred.

Borrowings under the A/R Facility generally bear interest at a rate per annum equal to a LIBO (or successor) rate, which is subject to an interest rate floor of 0% per annum, plus 4.97% or, if the aggregate outstanding principal amount of loans is less than $125,000,000 on or after November 1, 2020, 5.47%.

The Borrower is required to pay a commitment fee on unutilized commitments under the A/R Facility.

The borrower may voluntarily prepay outstanding loans or terminate commitments under the A/R Facility at any time without premium or penalty, other than customary breakage costs with respect to LIBO (or successor) rate loans, except (1) any voluntary prepayment (x) from the proceeds of a voluntary repurchase in accordance with the Purchase Agreement by any Originator of any Pool Receivables on or prior to the date that is 18 months after the Closing Date or (y) from the proceeds of a new accounts receivable financing entered into by the Borrower or an affiliate thereof and requiring the purchase of Pool Receivables from the Borrower after the date that is 18 months after the Closing Date but on or prior to the date that is 36 months after the Closing Date or (2) certain terminations of commitments on or prior to the date that is 18 months after the Closing Date, shall in each case be subject to a prepayment premium of 1.00% of the principal amount of the loans prepaid or commitments terminated, as the case may be.

Diamond SPV, the Servicer and the Originators provide customary representations and covenants under the Agreements. Receivables in the A/R Facility are subject to certain eligibility criteria, concentration limits and reserves. The Loan Agreement provides for certain events of default upon the occurrence of which the Administrative Agent may declare the facility’s termination date to have occurred and declare the outstanding Loan and all other obligations of Diamond SPV to be due and payable. The Purchase Agreement provides for certain early amortization events upon the occurrence of which the Borrower may terminate the sale and contribution of accounts receivable and related assets thereunder.

The foregoing description of the A/R Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, the Purchase and Sale Agreement and the Performance Guaranty, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and which are incorporated by reference herein.

Credit Suisse and certain of its affiliates have in the past provided, are currently providing and in the future may continue to provide investment banking, commercial banking and other financial services, to the Company and/or its affiliates in the ordinary course of business for which they have received and will receive customary compensation. In the ordinary course of business, Credit Suisse and its affiliates may participate in loans and actively trade the debt and equity securities of the Company for their own account or for the accounts of customers and, accordingly, Credit Suisse and its affiliates may at any time hold long or short positions in such securities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Loan and Security Agreement, dated as of September 23, 2020, by and among Diamond Sports Finance SPV, LLC, as borrower, the persons from time to time party thereto as lenders, Fox Sports Net, LLC, as initial servicer, Credit Suisse AG, New York Branch, as administrative agent and Wilmington Trust, National Association, as collateral agent, paying agent and account bank.

10.2	Purchase and Sale Agreement, dated as of September 23, 2020, by and among Fox Sports Net, LLC, certain persons identified therein as originators and Diamond Sports Finance SPV, LLC, as purchaser.

10.3	Performance Guaranty, dated as of September 23, 2020, by Fox Sports Net, LLC in favor of Credit Suisse AG, New York Branch, as administrative agent.

99.1	Sinclair Press Release (dated September 25, 2020).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer / Corporate Controller
Dated: September 25, 2020